Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,246,382
Unrealized Gain (Loss) on Market Value of Futures	(1,407,579)
Dividend Income	9,011
Interest Income	12,041
ETF Transaction Fees	2,495
Total Income (Loss)	$2,862,350

Expenses
Sponsor Management Fees	$18,316
Brokerage Commissions	10,198
Total Expenses	$28,514
Net Income (Loss)	$2,833,836

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$24,795,377
Withdrawals (200,000 Shares)	(6,237,233)
Net Income (Loss)	2,833,836

Net Asset Value End of Month	$21,391,980
Net Asset Value Per Share (650,040 Shares)	$32.91

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(302,692)
Unrealized Gain (Loss) on Market Value of Futures	(8,551)
Dividend Income	563
Interest Income	1,392
ETF Transaction Fees	338
Total Income (Loss)	$(308,950)

Expenses
Sponsor Management Fees	$1,742
Brokerage Commissions	998
Total Expenses	$2,740
Net Income (Loss)	$(311,690)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$1,834,344
Additions (150,000 Shares)	845,917
Net Income (Loss)	(311,690)

Net Asset Value End of Month	$2,368,571
Net Asset Value Per Share (450,040 Shares)	$5.26

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,943,690
Unrealized Gain (Loss) on Market Value of Futures	(1,416,130)
Dividend Income	9,574
Interest Income	13,433
ETF Transaction Fees	2,833
Total Income (Loss)	$2,553,400

Expenses
Sponsor Management Fees	$20,058
Brokerage Commissions	11,196
Total Expenses	$31,254
Net Income (Loss)	$2,522,146

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$26,629,721
Additions (150,000 Shares)	845,917
Withdrawals (200,000 Shares)	(6,237,233)
Net Income (Loss)	2,522,146

Net Asset Value End of Month	$23,760,551

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596